EXHIBIT 32.1

                           CERTIFICATIONS PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

      In connection with the Annual Report of VendingData Corporation (the "Company") on Form 10-KSB/A for the year ended December 31, 2004, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), we, Mark R. Newburg, Chief Executive Officer, and Arnaldo F. Galassi, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

      1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

      2. The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


By:    /s/ Mark R. Newburg                              Dated: December 21, 2005
       -------------------------------------
       Mark R. Newburg
Title: Chief Executive Officer, Principal
       Executive Officer


By:    /s/ Arnaldo F. Galassi                           Dated: December 21, 2005
       -------------------------------------
       Arnaldo F. Galassi
Title: Chief Financial Officer of VendingData
       Corporation

      This certification is made solely for the purposes of 18 U.S.C. Section 1350, subject to the knowledge standard contained therein, and not for any other purpose.